Exhibit 99.1

ALLOS THERAPEUTICS ANNOUNCES EXPANSION OF ENRICH TRIAL INTO EUROPE

Westminster, CO, January 6, 2005 - Allos Therapeutics, Inc. (NASDAQ: ALTH) today announced the expansion into Europe of its Phase 3 trial of the investigational radiation sensitizer EFAPROXYN™ (efaproxiral) in patients with brain metastases originating from breast cancer. The Company reported that the first ex-North American patient was enrolled yesterday in France.  To date, five investigative sites have opened for enrollment in the EU and South America, and another 65 sites have committed to participate in the study.

The Phase 3 study, known as ENRICH (ENhancing Whole Brain Radiation Therapy In Patients with Breast Cancer and Hypoxic Brain Metastases), is designed to compare the effect of whole brain radiation therapy with supplemental oxygen with or without EFAPROXYN in women with brain metastases originating from breast cancer. This randomized, open-label study will seek to enroll 360 patients at more than 100 leading medical centers in the United States, Canada, Europe and South America. The primary endpoint of the study is median survival time. The trial has received Special Protocol Assessment designation from the U.S. Food and Drug Administration.

“We view the initiation of patient enrollment in Europe as an important step in the scale up of the ENRICH trial,” said Michael E. Hart, President and Chief Executive Officer of Allos.  We’re pleased with the progress made to date and remain optimistic that we can complete enrollment by the third quarter of 2006.”

About EFAPROXYN

EFAPROXYN is the first synthetic small molecule designed to “sensitize” hypoxic (oxygen-deprived) areas of tumors prior to radiation therapy by facilitating the release of oxygen from hemoglobin, the oxygen-carrying protein contained within red blood cells, and increasing the level of oxygen in tumors. The presence of oxygen in tumors is an essential element for the effectiveness of radiation therapy in the treatment of cancer. By increasing tumor oxygenation at the time of treatment, EFAPROXYN has the potential to enhance the efficacy of standard radiation therapy. Unlike chemotherapeutics or other radiation sensitizers, EFAPROXYN does not have to cross the blood brain barrier or enter the tumor to be effective.

About Allos Therapeutics, Inc.

Allos Therapeutics, Inc. is a biopharmaceutical company focused on developing and commercializing innovative drugs for improving cancer treatments. The company’s lead clinical candidate, EFAPROXYN, is a synthetic small molecule that has the potential to sensitize hypoxic (oxygen deprived) tumor tissues and enhance the efficacy of standard radiation therapy. In addition, Allos is developing PDX (pralatrexate), a novel small molecule cytoxic injectable antifolate (DHFR inhibitor) intended to treat non-small cell lung cancer, mesothelioma and non-Hodgkin’s lymphoma, as well as RH1, a targeted cytotoxic prodrug under investigation in patients with advanced solid tumors. For more information, please visit the company’s web site at: www.allos.com.

Safe Harbor Statement

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements concerning the anticipated timing, progress and results of the ENRICH study; the potential safety and efficacy of EFAPROXYN; and other statements which are other than statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and other similar terminology or the negative of these terms, but their absence does not mean that a particular statement is not forward-looking. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, among others: that clinical trials may not demonstrate that EFAPROXYN is both safe and more effective than current standards of care; that the Company and/or its collaborators may not be able to enroll sufficient numbers of patients in the ENRICH study in the expected timeframe; that the safety and/or efficacy results of the ENRICH will not support an application for marketing approval for EFAPROXYN in the United States or any other country; and the risk that the Company may lack the financial resources and access to capital to fund future clinical trials for EFAPROXYN or any of its other product candidates. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, as amended, and in the Company’s other periodic reports and filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this presentation, except as required by law.

Note: EFAPROXYNTM and the Allos logo are trademarks of Allos Therapeutics, Inc.

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Contact:

Jennifer Neiman

Manager, Corporate Communications

Allos Therapeutics

720-540-5227

jneiman@allos.com